                                                                   EXHIBIT 25(b)


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM T-1
                                    --------

                            STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(B)(2)

                          ----------------------------

                         BANK ONE, NATIONAL ASSOCIATION
              (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

A NATIONAL BANKING ASSOCIATION                            36-0899825
                                                          (I.R.S. EMPLOYER
                                                          IDENTIFICATION NUMBER)

1 BANK ONE PLAZA, CHICAGO, ILLINOIS                       60670-0126
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                  (ZIP CODE)

                         BANK ONE, NATIONAL ASSOCIATION
                       1 BANK ONE PLAZA, SUITE IL 1-0126
                          CHICAGO, ILLINOIS 60670-0126
                     ATTN: SANDRA L. CARUBA (312) 336-9436
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                         =============================

                             UNION TANK CAR COMPANY
              (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

DELAWARE                                                  36-3104688
(STATE OR OTHER JURISDICTION OF                           (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                           IDENTIFICATION NUMBER)


225 W. WASHINGTON STREET
CHICAGO, ILLINOIS                                         60606
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                  (ZIP CODE)


                        PASS THROUGH TRUST CERTIFICATES
                              SENIOR SECURED NOTES
                        (TITLE OF INDENTURE SECURITIES)

ITEM 1.   GENERAL INFORMATION. FURNISH THE FOLLOWING INFORMATION AS TO THE
          TRUSTEE:

          (A) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

          Comptroller of Currency, Washington, D.C., Federal Deposit Insurance Corporation, Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

          (B)  WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

          The trustee is authorized to exercise corporate trust powers.

ITEM 2. AFFILIATIONS WITH THE OBLIGOR. IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

          No such affiliation exists with the trustee.


ITEM 16. LIST OF EXHIBITS. LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY.

          1. A copy of the articles of association of the trustee now in effect.*

          2. A copy of the certificates of authority of the trustee to commence business.*

          3. A copy of the authorization of the trustee to exercise corporate trust powers.*

          4.   A copy of the existing by-laws of the trustee.*

          5.   Not Applicable.

          6.   The consent of the trustee required by Section 321(b) of the Act.

          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

          8.   Not Applicable.

          9.   Not Applicable.

     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bank One, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and the State of Illinois, on this 17th day of May, 2000.


                      BANK ONE, NATIONAL ASSOCIATION,
                      TRUSTEE

                      By /s/ Sandra L. Caruba
                         ----------------------------------
                         Sandra L. Caruba
                         Vice President




* Exhibits 1, 2, 3, and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of Bank One, National Association, filed as Exhibit 25 to the Registration Statement on Form S-3 of Household Finance Corporation filed with the Securities and Exchange Commission on March 24, 2000 (Registration No. 333-33240).

                                    EXHIBIT 6



                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT



                                                                    May 17, 2000


Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen::

     In connection with the qualification of an indenture between Union Tank Car Company and Bank One, National Association, the undersigned, in accordance with
Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                  Very truly yours,

                                  BANK ONE, NATIONAL ASSOCIATION

                                    By /s/ Sandra L. Caruba
                                       ----------------------------------
                                       Sandra L. Caruba
                                       Vice President

                                    EXHIBIT 7

Legal Title of Bank:    Bank One, NA                Call Date: 12/31/99  ST-BK:  17-1630 FFIEC 031
Address:                1 Bank One Plaza, Ste 0303                                       Page RC-1
City, State  Zip:       Chicago, IL  60670
FDIC Certificate No.:   0/3/6/1/8
                        ---------

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR DECEMBER 31, 1999

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                                                DOLLAR AMOUNTS IN THOUSANDS  C400
                                                                                RCFD     BIL MIL THOU
                                                                                ----     ------------


ASSETS
1.  Cash and balances due from depository institutions (from Schedule           RCFD
    RC-A):                                                                      ----
    a. Noninterest-bearing balances and currency and coin(1)............        0081        5,055,227        1.a
    b. Interest-bearing balances(2).....................................        0071        6,267,008        1.b
2.  Securities
    a. Held-to-maturity securities(from Schedule RC-B, column A)........        1754                0        2.a
    b. Available-for-sale securities (from Schedule RC-B, column D).....        1773       10,171,065        2.b
3.  Federal funds sold and securities purchased under agreements to
    resell                                                                      1350        9,133,306        3.
4.  Loans and lease financing receivables:                                      RCFD
    a. Loans and leases, net of unearned income (from Schedule                  ----
    RC-C)...............................................................        2122       54,113,895        4.a
    b. LESS: Allowance for loan and lease losses........................        3123          485,672        4.b
    c. LESS: Allocated transfer risk reserve............................        3128                0        4.c
    d. Loans and leases, net of unearned income, allowance, and                 RCFD
                                                                                ----
    reserve (item 4.a minus 4.b and 4.c)................................        2125       53,628,223        4.d
5.  Trading assets (from Schedule RD-D).................................        3545        5,625,628        5.
6.  Premises and fixed assets (including capitalized leases)............        2145          728,892        6.
7.  Other real estate owned (from Schedule RC-M)........................        2150            2,661        7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M)......................................        2130          225,055        8.
9.  Customers' liability to this bank on acceptances outstanding........        2155          318,645        9.
10. Intangible assets (from Schedule RC-M)..............................        2143          222,903       10.
11. Other assets (from Schedule RC-F)...................................        2160        2,515,075       11.
12. Total assets (sum of items 1 through 11)............................        2170       93,893,688       12.



(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.

Legal Title of Bank:       Bank One, NA                   Call Date:  12/31/99  ST-BK:  17-1630  FFIEC 031
Address:                   1 Bank One Plaza, Ste 0303                                            Page RC-2
City, State  Zip:          Chicago, IL  60670
FDIC Certificate No.:      0/3/6/1/8
                           ---------


SCHEDULE RC-CONTINUED

                                                                                      DOLLAR AMOUNTS IN
                                                                                          THOUSANDS
                                                                                          ---------
LIABILITIES
13. Deposits:                                                                   RCON
    a. In domestic offices (sum of totals of columns A and C                    ----
       from Schedule RC-E, part 1).......................................       2200        26,310,375        13.a
       (1) Noninterest-bearing(1)........................................       6631        11,553,564        13.a1
       (2) Interest-bearing..............................................       6636        14,756,811        13.a2

    b. In foreign offices, Edge and Agreement subsidiaries, and                 RCFN
                                                                                ----
       IBFs (from Schedule RC-E, part II)................................       2200        28,917,958        13.b
       (1) Noninterest bearing...........................................       6631           623,837        13.b1
       (2) Interest-bearing..............................................       6636        28,294,121        13.b2
14. Federal funds purchased and securities sold under agreements
    to repurchase:                                                              RCFD 2800    9,453,894        14
15. a. Demand notes issued to the U.S. Treasury                                 RCON 2840    1,263,434        15.a
    b. Trading Liabilities(from Schedule RC-D)...........................       RCFD 3548    3,262,946        15.b

16. Other borrowed money:                                                       RCFD
                                                                                ----
    a. With original maturity of one year or less........................       2332        12,462,976        16.a
    b. With original  maturity of more than one year.....................       A547         1,049,525        16.b
    c. With original maturity of more than three years...................       A548           477,923        16.c

17. Not applicable
18. Bank's liability on acceptance executed and outstanding                     2920           318,645        18.
19. Subordinated notes and debentures....................................       3200         3,250,000        19.
20. Other liabilities (from Schedule RC-G)...............................       2930         1,377,838        20.
21. Total liabilities (sum of items 13 through 20).......................       2948        88,145,514        21.
22. Not applicable
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus........................       3838                 0        23.
24. Common stock.........................................................       3230           200,858        24.
25. Surplus (exclude all surplus related to preferred stock)                    3839         3,660,673        25.
26. a. Undivided profits and capital reserves............................       3632         2,057,661        26.a
    b. Net unrealized holding gains (losses) on available-for-sale
       securities........................................................       8434          (170,996)       26.b
    c. ACCUMULATED NET GAINS (LOSSES) ON CASH FLOW HEDGES................       4336                 0        26.c
27. Cumulative foreign currency translation adjustments..................       3284          (     22)       27.
28. Total equity capital (sum of items 23 through 27)....................       3210         5,748,174        28.
29. Total liabilities, limited-life preferred stock, and equity
    capital (sum of items 21, 22, and 28)................................       3300        93,893,688        29.

Memorandum
To be reported only with the March Report of Condition.
1.   Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for
     the bank by independent external auditors as of any date                                                             Number
     during 1996 .............................................................................RCFD 6724 .....[N/A    ]    M.1.
1 =  Independent audit of the bank conducted in accordance                          4. =  Directors' examination of the bank
     with generally accepted auditing standards by a certified                            external auditors (may be required
     public accounting firm which submits a report on the bank                            by state chartering authority)
2 =  Independent audit of the bank's parent holding company                         5. =  Review of the bank's financial
     conducted in accordance with generally accepted                                      auditors
     auditing standards by a certified public accounting firm which                 6. =  Compilation of the  bank's
     submits a report on the consolidated holding company                                 financial statements by external auditors
     (but not on the bank separately)                                               7. =  Other audit  procedures (excluding tax
3 =  Directors' examination of the bank conducted in                                      preparation work)
     accordance with generally accepted auditing standards by a certified public    8. =  No external audit work
     accounting firm (may be required by state chartering authority)

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.